Exhibit 99.1

PRESS RELEASE

BRIGHTVIEW REPORTS STRONG THIRD QUARTER FISCAL 2018 RESULTS

AND RECORD REVENUES

Third Fiscal Quarter Highlights

•

Record revenues of $630.3 million for the third fiscal quarter, up 0.4% from the prior year period:  2.9% increase in Maintenance Services; 5.7% decline in Development Services due to revenues from certain large projects in the prior year.

•	Revenues for the nine months ended June 30, 2018 increased 6.8% from the prior year period to $1,771.8 million.
•	Net loss of $1.4 million for the third fiscal quarter; Adjusted EBITDA of $97.8 million for the third fiscal quarter; Adjusted Net Income of $33.2 million for the third fiscal quarter.
•

Net cash provided by operating activities for the nine months ended June 30, 2018 of $123.7 million; Adjusted Free Cash Flow of $77.5 million, an increase of $54.2 million over the nine months ended June 30, 2017 driven by improvements in working capital management.

•	Successfully completed the acquisition of two landscape services companies in the third fiscal quarter with combined annualized revenues of $73.2 million.

Initial Public Offering

•	Successfully completed an IPO on July 2, 2018, generating net proceeds of approximately $501.2 million for debt repayment.

PLYMOUTH MEETING, PA, August 8, 2018 -- BrightView Holdings, Inc. (NYSE: BV) (“BrightView” or the “Company”) today reported results for the third fiscal quarter ended June 30, 2018.

BrightView Chief Executive Officer, Andrew Masterman stated: “Our third quarter was another strong period for us. We successfully grew top-line revenue from the same period of 2017, recognizing $630.3 million in revenues which is the highest revenue generating quarter in our history, led by growth in our Maintenance Services segment. We generated Adjusted EBITDA of $97.8 million during the quarter and had a 15.5% Adjusted EBITDA Margin. We also continue to execute on our ‘strong-on-strong’ acquisition strategy, successfully acquiring two landscape service companies during the quarter enabling us to further expand our business. Since the quarter end we successfully completed our IPO, generating net proceeds of $501.2 million. We are excited to embark on this new chapter for the Company.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 2.33839-for-one reverse stock split of the Company’s common stock effected on June 8, 2018.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Free Cash Flow are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Third Fiscal Quarter Results

For the third quarter of fiscal 2018, the Company’s consolidated revenues increased 0.4% to $630.3 million compared to the same period in 2017 due to 2.9% revenue growth within the Maintenance Services segment primarily driven by incremental revenues from businesses acquired of $26.1 million.  Revenues from the Development Services segment declined 5.7% compared to the same period last year due to winding down production on certain large projects that reached substantial completion during the quarter, coupled with the timing of commencing work on new projects.

On a GAAP basis, net loss was $1.4 million, compared to net income of $15.4 million for the third quarter of fiscal 2017, primarily driven by an increase in equity-based compensation costs incurred in connection with our IPO and other one-time IPO expenses.

Adjusted EBITDA for the third fiscal quarter was $97.8 million, compared to $98.5 million for the third quarter of fiscal 2017.  Adjusted Net Income was $33.2 million, compared to $35.2 million in the 2017 period.

Net cash provided by operating activities for the nine months ended June 30, 2018 was $123.7 million, compared to $69.0 million for the same period last year.  Adjusted Free Cash Flow for the nine months ended June 30, 2018 was $77.5 million, an increase in cash generation of $54.2 million over the same period last year.  The increases are reflective of improvements in working capital management.  For the nine months ended June 30, 2018, capital expenditures were $71.7 million, compared with $51.0 million last year, driven by the purchase of legacy ValleyCrest facilities for $21.6 million in October 2017.

Recent Developments

On July 2, 2018, the Company completed an IPO in which it issued and sold 24,495,000 shares of common stock at an offering price of $22.00 per share, which generated net proceeds of approximately $501.2 million after deducting underwriting discounts and commissions and other offering expenses.

Proceeds from the IPO were used exclusively to pay down debt, resulting in a total debt to Adjusted EBITDA leverage ratio post-IPO of 4.0x, compared with 5.7x pre-IPO.

Conference Call Information

A conference call to discuss the third fiscal quarter 2018 financial results is scheduled for August 9, 2018, at 10 a.m. Eastern Daylight Time. The U.S. toll free dial-in for the conference call is 866-393-4306 and the international dial-in is 734-385-2616. The conference passcode is 3147928. A live audio webcast of the conference call will be available on the Company’s investor website https://investor.brightview.com, where presentation materials will be posted prior to the call.

A telephone replay will be available shortly after the broadcast through Thursday, August 16, 2018, by dialing 800-585-8367 from the U.S., and entering conference passcode 3147928. A replay of the audio webcast also will be archived on the Company’s investor website.

About BrightView

BrightView provides high-quality landscape services with an unwavering commitment to client service. As the nation’s leading commercial landscaping services company, BrightView’s 19,000 team members provide services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of client properties, including corporate and commercial properties, homeowners’ associations, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses. BrightView landscapes positively impact millions of lives every day.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and factors, including general economic and financial conditions; competitive industry pressures; the failure to retain certain current customers, renew existing customer contracts and obtain new customer contracts; a determination by customers to reduce their outsourcing or use of preferred vendors; the dispersed nature of our operating structure; our ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; the seasonal nature of our landscape maintenance services; our dependence on weather conditions; increases in prices for raw materials and fuel; product shortages and the loss of key suppliers; the conditions and periodic fluctuations of real estate markets, including residential and commercial construction; our ability to retain our executive management and other key personnel; our ability to attract and retain trained workers and third-party contractors and re-employ seasonal workers; any failure to properly verify employment eligibility of our employees; subcontractors taking actions that harm our business; our recognition of future impairment charges; laws and governmental regulations, including those relating to employees, wage and hour, immigration, human health and safety and transportation; environmental, health and safety laws and regulations; the impact of any adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations; increase in on-job accidents involving employees; any failure, inadequacy, interruption, security failure or breach of our information technology systems; any failure to protect the security of personal information about our customers, employees and third parties; our ability to adequately protect our intellectual property; occurrence of natural disasters, terrorist attacks or other external events; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, or other general corporate requirements; restrictions imposed by our debt agreements that limit our flexibility in operating our business; and increases in interest rates increasing the cost of servicing our substantial indebtedness.  Additional factors that could cause BrightView’s results to differ materially from those described in the forward-looking statements can be found under the heading entitled “Risk Factors” in our prospectus dated June 27, 2018, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act on June 29, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, including our quarterly report on Form 10-Q for the quarterly period ended June 30, 2018, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted Net Income” and “Adjusted Free Cash Flow”. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Free Cash Flow assist investors and in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management regularly uses these measures as tools in evaluating our operating performance, financial performance and liquidity, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Free Cash Flow to supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. In addition, we believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items.

Adjusted EBITDA Margin:  We define Adjusted EBITDA Margin as Adjusted EBITDA, defined above, divided by Net Service Revenues.

Adjusted Net Income: We define Adjusted Net Income as net income (loss) including interest and depreciation, and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions and the removal of the discrete tax items.

Adjusted Free Cash Flow: We define Adjusted Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from the sale of property and equipment, further adjusted for the acquisition of certain legacy properties associated with our acquired ValleyCrest business.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Free Cash Flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

MEDIA CONTACT:

Fred Jacobs, Vice President of Communications & Public Affairs

484.567.7244
Fred.Jacobs@BrightView.com

BrightView Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except par value information)

	June 30, 2018	September 30, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,429	$12,779
Restricted cash	150	213
Accounts receivable, net	343,565	330,173
Unbilled revenue	102,305	88,907
Inventories	21,031	24,954
Other current assets	55,868	45,495
Total current assets	539,348	502,521
Property and equipment, net	260,536	245,534
Intangible assets, net	305,287	371,271
Goodwill	1,772,222	1,703,773
Other assets	41,839	35,521
Total assets	$2,919,232	$2,858,620
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$84,001	$76,133
Current portion of long-term debt	14,600	14,600
Deferred revenue	76,665	58,221
Current portion of self-insurance reserves	38,019	56,079
Accrued expenses and other current liabilities	154,568	137,116
Total current liabilities	367,853	342,149
Long-term debt, net	1,643,142	1,574,882
Deferred tax liabilities	72,513	125,139
Self-insurance reserves	80,791	66,519
Other liabilities	33,564	53,670
Total liabilities	2,197,863	2,162,359
Stockholders’ equity:
Common stock, $0.01 par value; 185,000 shares authorized; 77,895 and 77,083 shares issued and outstanding as of June 30, 2018 and September 30, 2017, respectively	769	771
Additional paid-in-capital	912,027	894,089
Accumulated deficit	(178,688)	(178,015)
Accumulated other comprehensive loss	(12,739)	(20,584)
Total stockholders’ equity	721,369	696,261
Total liabilities and stockholders’ equity	$2,919,232	$2,858,620

BrightView Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Net service revenues	$630,330	$627,490	$1,771,800	$1,658,864
Cost of services provided	454,753	451,064	1,311,441	1,220,945
Gross profit	175,577	176,426	460,359	437,919
Selling, general and administrative expense	119,246	104,093	356,840	330,977
Amortization expense	29,247	31,250	89,611	94,800
Income from operations	27,084	41,083	13,908	12,142
Other income	265	343	1,284	1,320
Interest expense	27,499	24,922	77,481	73,372
(Loss) income before income taxes	(150)	16,504	(62,289)	(59,910)
Income tax (expense) benefit	(1,247)	(1,102)	58,150	22,037
Net (loss) income	$(1,397)	$15,402	$(4,139)	$(37,873)
(Loss) earnings per share:
Basic and Diluted	$(0.02)	$0.20	$(0.05)	$(0.49)

BrightView Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited) (In thousands)

	Nine Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(4,139)	$(37,873)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	56,642	60,740
Amortization of intangible assets	89,611	94,800
Amortization of financing costs and original issue discount	8,080	7,512
Deferred taxes	(57,837)	(36,551)
Equity-based compensation	20,753	2,637
Hedge ineffectiveness and realized loss	7,338	12,468
Provision for doubtful accounts	1,137	2,752
Other non-cash activities, net	2,281	(1,812)
Change in operating assets and liabilities:
Accounts receivable	(1,597)	(15,671)
Unbilled and deferred revenue	4,219	(17,370)
Inventories	4,290	8,096
Other operating assets	(11,073)	(29,131)
Accounts payable and other operating liabilities	3,945	18,355
Net cash provided by operating activities	123,650	68,952
Cash flows from investing activities:
Purchase of property and equipment	(71,743)	(51,022)
Proceeds from sale of property and equipment	3,946	5,327
Business acquisitions, net of cash acquired	(104,377)	(22,682)
Other investing activities, net	(403)	2,498
Net cash used in investing activities	(172,577)	(65,879)
Cash flows from financing activities:
Repayments of capital lease obligations	(4,786)	(2,572)
Repayments of debt	(64,820)	(164,222)
Proceeds from receivables financing agreement	70,000	150,000
Proceeds from revolving credit facility	55,000	—
Repurchase of common stock	(2,916)	(2,419)
Proceeds from issuance of common stock	99	—
Net cash provided by (used in) financing activities	52,577	(19,213)
Net change in cash and cash equivalents	3,650	(16,140)
Cash and cash equivalents, beginning of period	12,779	35,697
Cash and cash equivalents, end of period	$16,429	$19,557

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

	Three Months Ended		Nine Months Ended
(In millions)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Adjusted EBITDA
Net (loss) income	(1.4)	15.4	(4.1)	(37.9)
Plus:
Interest expense, net	27.5	24.9	77.5	73.4
Income tax provision (benefit)	1.2	1.1	(58.2)	(22.0)
Depreciation expense	17.8	19.9	56.6	60.7
Amortization expense	29.2	31.3	89.6	94.8
Establish public company financial reporting compliance (a)	0.6	0.4	3.4	2.4
Business transformation and integration costs (b)	2.5	2.6	21.4	10.8
Expenses related to initial public offering (c)	4.7	—	6.8	—
Equity-based compensation (d)	15.0	2.2	20.8	2.6
Management fees (e)	0.7	0.6	2.1	2.0
Adjusted EBITDA	$97.8	$98.5	$215.9	$186.8
Adjusted Net Income
Net (loss) income	$(1.4)	$15.4	$(4.1)	$(37.9)
Plus:
Amortization expense	29.2	31.3	89.6	94.8
Establish public company financial reporting compliance (a)	0.6	0.4	3.4	2.4
Business transformation and integration costs (b)	2.5	2.6	21.4	10.8
Expenses related to initial public offering (c)	4.7	—	6.8	—
Equity-based compensation (d)	15.0	2.2	20.8	2.6
Management fees (e)	0.7	0.6	2.1	2.0
Income tax adjustment (f)	(18.1)	(17.4)	(85.8)	(40.7)
Adjusted Net Income	$33.2	$35.2	$54.1	$34.0
Free Cash Flow and Adjusted Free Cash Flow
Cash flows from operating activities	$44.5	$0.2	$123.7	$69.0
Minus:
Capital expenditures	27.6	18.6	71.7	51.0
Plus:
Proceeds from sale of property and equipment	2.4	2.9	3.9	5.3
Free Cash Flow	$19.3	$(15.5)	$55.9	$23.3
Plus:
ValleyCrest land and building acquisition (g)	—	—	21.6	—
Adjusted Free Cash Flow	$19.3	$(15.5)	$77.5	$23.3

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(a)

Represents costs incurred to establish public company financial reporting compliance, including costs to comply with the requirements of Sarbanes-Oxley and the accelerated adoption of the new revenue recognition standard (ASC 606 – Revenue from Contracts with Customers), and other miscellaneous costs.

(b)

Business transformation and integration costs consist of (i) severance and related costs; (ii) vehicle fleet rebranding costs; (iii) business integration costs and (iv) information technology infrastructure transformation costs and other.

	Three Months Ended		Nine Months Ended
(In millions)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Severance and related costs	$1.1	$0.4	$3.3	$6.1
Rebranding of vehicle fleet	0.4	0.7	12.4	0.7
Business integration	0.2	0.2	0.4	0.4
IT infrastructure transformation and other	0.8	1.4	5.3	3.6
Business transformation and integration costs	$2.5	$2.6	$21.4	$10.8

(c)	Represents expenses incurred in connection with the IPO.
(d)	Represents equity-based compensation expense recognized for stock plans outstanding.
(e)	Represents management fees paid pursuant to a monitoring agreement.
(f)

Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of the applicable discrete tax items, which collectively result in a reduction of income tax. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. Discrete tax items include changes in laws or rates, changes in uncertain tax positions relating to prior years and changes in valuation allowances. The nine months ended June 30, 2018 amount includes a $41.4 million benefit recognized as a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the U.S. Tax Cuts and Jobs Act.

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Tax impact of pre-tax income adjustments	$17.7	$17.5	$43.7	$40.8
Discrete tax items	0.4	(0.1)	42.1	(0.1)
Income tax adjustment	$18.1	$17.4	$85.8	$40.7

(g)	Represents the acquisition of legacy ValleyCrest land and buildings in October 2017.